EXHIBIT 10.2

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of              , 2008, by and between China Fundamental Acquisition Corporation (the “Company”) whose principal office is located at Room 2301, World-Wide House 19 Des Voeux Road Central, Hong Kong and Continental Stock Transfer & Trust Company, (the “Trustee”) located at 17 Battery Place, New York, New York, U.S.A.

WHEREAS, the Company’s Registration Statement on Form F-1, File No. 333 (“Registration Statement”), for its initial public offering (“IPO”) of units (the “Units”) of the Company, each Unit consisting of one ordinary share, par value $0.001 per share (the “Ordinary Share”) and one warrant to purchase one Ordinary Share (the “Warrant”), has been declared effective as of the date hereof (the “Effective Date”) by the Securities and Exchange Commission (the “Commission”);

WHEREAS, the Company has sold an aggregate of 1,944,444 warrants (the “Private Placement Warrants”) in a private placement (the “Placement”) pursuant to the Securities Act of 1933, as amended (the “Act”);

WHEREAS, Chardan Capital Markets, LLC (“Chardan”) is acting as the representative for the underwriters (the “Underwriters”) in the IPO;

WHEREAS, as described in the Company’s Registration Statement, and in accordance with the Company’s Amended and Restated Articles of Association, $30,000,000 of the gross proceeds of the IPO, including $1,050,000 in deferred underwriting compensation (or $34,500,000 of the net proceeds, including $1,207,500 in deferred underwriting compensation, if the Underwriters’ over-allotment option is exercised in full) and $1,750,000 of the sale proceeds of the Private Placement Warrants will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s Ordinary Shares issued in the IPO (except as otherwise provided herein) and in the event the Units are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes (the amount to be delivered to the Trustee will be referred to herein as the “Property”; the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders, the Underwriters, and the Company will be referred to together as the “Beneficiaries”);

WHEREAS, pursuant to the Underwriting Agreement, dated as of               , 2008, between the Company and the Underwriters, a portion of the Property equal to $1,050,000 ($1,207,500 if the Underwriters’ over-allotment option is exercised in full) is attributable to deferred underwriting compensation that will become payable by the Company to the Underwriters upon the consummation of a Business Combination (as defined in the Registration Statement) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee is hereby appointed to serve as Trustee hereunder, and the Trustee hereby agrees to act as Trustee upon the terms and conditions set forth herein. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including, without limitation, the terms of Section 11-51-302(6) of the Colorado Revised Statutes in segregated trust account(s) (“Trust Account”) established by the Trustee at the London Branch of JPMorgan Chase Bank, N.A. and at a brokerage institution selected by the Company and agreed to by the Trustee;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, to invest and reinvest the Property in any “Government Security.” As used herein, Government Security means any Treasury Bill issued by the United States, having a maturity of 180 days or less or any open ended investment company selected by the Company and registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3), and (c)(4) under Rule 2a-7 promulgated under the Investment Company Act of 1940, as determined by the Company;

(d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Notify the Company of all communications received by it with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account or the Company;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) As of the date of the consummation of a business combination (“Business Combination”) or the vote of the Company’s Board of Directors to liquidate and dissolve the Company, commence liquidation of the Trust Account upon receipt of the Officers’ Certificate signed by the Chief Executive Officer or President in accordance with the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer and President, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein. The Trustee understands and agrees that disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein, including, without limitation, an independently certified oath and report of inspector of election in respect of the shareholder vote in favor of the Business Combination or certified resolutions of the Company’s Board of Directors, as applicable;

(j) In accordance with the instructions contained in the Termination Letter, as of the date 18 months from the date of this Agreement (the “LOI Termination Date”), or 24 months from the date hereof in the event the Company has executed the Letter of Intent (defined below) prior to the LOI Termination Date but failed to consummate a Business Combination (“Second Termination Date”), or 36 months from the date hereof in the event the Company’s shareholders have voted to increase the amount of time available to the Company to consummate a Business Combination (“Third Termination Date”), commence liquidation of the Trust Account. The Trustee, upon receipt of written instructions from the Company, shall deliver a notice to Public Shareholders of record as of the LOI Termination Date, Second Termination Date or Third Termination Date, whichever the case may be, by U.S. mail or via the Depository Trust Company (“DTC”), within five days of the LOI Termination Date, Second Termination Date or Third Termination Date, to notify the Public Shareholders of such event and take such other actions as it may deem necessary to inform the Beneficiaries. The Trustee shall deliver to each Public Shareholder its ratable share of the Property against satisfactory evidence of delivery of the share certificates by the Public Shareholders to the Company through DTC, its Deposit Withdraw Agent Commission (DWAC) system or as otherwise presented to the Trustee; provided, however, that in the event that a Termination Letter has not been received by the LOI Termination Date, the Second Termination Date or the Third Termination Date, whichever the case may be, the Trust Account shall be liquidated as part of the Company’s plan of dissolution and distribution approved by the Company’s Public Shareholders in accordance with the procedures set forth in the Termination Letter to the shareholders of record on the record date; provided, further, that the record date shall be within ten (10) days of the LOI Termination Date, the Second Termination Date or Third Termination Date, whichever the case may be, or as soon thereafter as is practicable. Notwithstanding the foregoing, (i) if the Trustee receives a bona fide, executed letter of intent or engagement letter (the “Letter of Intent”) for a Business Combination prior to the LOI Termination Date, accompanied by an Officers’ Certificate as described in paragraph 3(e) hereof, then the Trustee shall forego or suspend any liquidation of the Trust Account until the earlier of a Business Combination or the Second Termination Date, and (ii) if, prior to the Second Termination Date, the Trustee receives a certified copy of the results of a meeting of the Company’s shareholders pursuant to which the Company’s shareholders extended the time available to the Company to consummate a Business Combination to the Third Termination Date, accompanied by an Officers’ Certificate as described in paragraph 3(e) hereof, then the Trustee shall forego or suspend any liquidation of the Trust Account until the earlier of a Business Combination or the Third Termination Date; and

(k) The distribution, if any, of the Deferred Discount to the Underwriters upon the liquidation of the Trust Account as provided herein shall be made from the Trust Account through the Trustee (and not through the Company) in accordance with a written instruction of the Company.

2. Limited Distributions of Income on Property.

(a) If there is any income or other tax obligation owed by the Company, as determined by the Company, then, from time to time, at the written instruction of the Company and a statement of the principal financial officer of the Company setting forth the actual amount payable (the “Tax Amount”), the Trustee shall promptly distribute to the Company the Tax Amount; provided, however, that the aggregate amounts distributed pursuant to this Section 2(a) and 2(b) below may not at any time cause the amount in the Trust Account to fall below the amount initially deposited into the Trust Account.

(b) Upon one or more written requests from the Company, which may be given not more than once in any calendar month period, the Trustee shall distribute to the Company interest earned on the Trust Account, net of taxes payable, up to a maximum of $850,000. The distributions requested by the Company may be for any amount, provided that (i) in the aggregate, all distributions under this paragraph 2(b) may not exceed $850,000 (subject to the limitation imposed by paragraph 2(a) and (ii) that such distributions may only be made if and to the extent that interest has been earned and collected, net of taxes, on the amount initially deposited into the Trust Account; and

(c) Except as provided in this Section 2, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) and (j) hereof.

(d) It is agreed that the trustee's only obligation under this section is to follow the instructions of the Company.

3. Agreements and Covenants of the Company. The Company hereby agrees and covenants:

(a) To give all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer or President. In addition, except with respect to its duties under paragraph 1(i) and (j) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions; provided, however, that the Company shall promptly confirm such instructions in writing;

(b) To hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsels’ fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) To pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 2(a) and 2(b) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 2(b). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in Section 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such section);

(d) That, in the event that the Company consummates a Business Combination and the Trust Account is liquidated in accordance with Section 1(i) or (j) hereof, an independent party designated by Chardan shall act as the inspector of election to certify the results of the shareholder vote and the Public Shareholder vote;

(e) That the Company’s Chief Executive Officer and President shall certify (i) prior to the LOI Termination Date that (A) the Company has entered into a Business Combination; (B) the Company has entered into a Letter of Intent or definitive agreement relating to a Business Combination; or (C) that the Company’s Board of Directors has determined to liquidate the Company; (ii) prior to the Second Termination Date that (A) the Company has entered into a Business Combination; (B) the Company’s shareholders voted to extend the time period available to the Company to consummate a Business Combination to the Third Termination Date; or (C) that the Company’s Board of Directors has determined to liquidate the Company; and (iii) prior to the Third Termination Date that (A) the Company has entered into a Business Combination; or (B) that the Company’s Board of Directors has determined to liquidate the Company. A copy of any applicable consents, actions of shareholders, Letter of Intent or definitive agreement shall be attached as exhibits to the Officer’s Certificate;

(f) In connection with any vote of the Company’s shareholders regarding a Business Combination, to provide to the Trustee an affidavit or certificate (the “Report”) of a firm regularly engaged in the business of soliciting proxies and tabulating shareholder votes verifying the vote of the Company’s shareholders and Public Shareholders regarding such Business Combination. Such Report shall be attached as an exhibit to the Termination Letter, as applicable;

(g) Within five (5) business days after the Underwriters’ over-allotment option (or any unexercised portion thereof) expires or its exercise in full, to provide the Trustee notice in writing (with a copy to the Underwriters) of the total amount of the Deferred Discount, which shall in no event be less than $1,050,000; and

(h) As soon as practicable after the LOI Termination Date, Second Termination Date or Third Termination Date, as applicable, to instruct the Trustee to commence liquidation of the Trust Account as part of the Company’s plan of dissolution and liquidation.

(i) Provide the Underwriters with a copy of any Termination Letters and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues same.

4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein;

(b) Take any action with respect to the Property, other than as directed in Section 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(c) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(d) Change the investment of any Property, other than in compliance with Section 1(c);

(e) Refund any depreciation in principal of any Property;

(f) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(g) The Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(h) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), it being expressly understood that as set forth in Section 2(a), if there is any income or other tax obligation relating to the Trust Account or the Property in the Trust Account, as determined from time to time by the Company and regardless of whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority; and

(i) Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 2.

5. No Right of Set-Off. The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account. In the event that the Trustee has a claim against the Company under this Agreement, including, without limitation, under paragraph 4(c), the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

6. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) or 1(j) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate.

7. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all identifying information provided to it by the Company, including name and account number of a beneficiary, beneficiary's bank or intermediary bank. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying information.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may be changed, waived, amended or modified only by a writing signed by each of the parties hereto, provided, however, that no such amendment or modification (other than to correct a typographical or similar technical error) may be made to paragraphs 1, 2, 3(e), 3(f), 4, 5, 6, 7(c) or to Exhibits A, B or C hereof without the consent of the Public Shareholders, it being the specific intention of the parties hereto that each Public Shareholder is and shall be a third-party beneficiary of this paragraph 7(c) with the same right and power to enforce this paragraph 7(c) as either of the parties hereto, and provided, further, that this Agreement may not be changed, waived, amended or modified in such a manner as to adversely affect the right of the Underwriters to receive the Deferred Discount as contemplated herein without the written consent of Chardan. For purposes of this paragraph 7(c), the “consent of the Public Shareholders” shall mean receipt by the Trustee of a certificate from an entity certifying that (i) such entity regularly engages in the business of serving as inspector of elections for companies whose securities are publicly traded, and (ii) either (a) 80% of the Public Shareholders of record as of a record date established in accordance with Cayman Islands Law, have voted in favor of such amendment or modification or (b) 80% of the Public Shareholders of record as of a record date established in accordance with Cayman Islands Law have delivered to such entity a signed writing approving such amendment or modification. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction and accept such venue, and waive any objection that such courts represent an inconvenient forum.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company
17 Battery Park
8th Floor
New York, New York 10004
Attn: Steven Nelson
Fax: (212) 616-7620

if to the Company, to:

China Fundamental Acquisition Corp.
Room 2301, World-Wide House
19 Des Voeux Road Central, Hong Kong
Attn: Chun Yi Hao
Fax No.: 852-2169-6390

in either case with a copy to:

Chardan Capital Markets, LLC
17 State Street
Suite 1600
New York, NY 10004
Attn: Kerry Propper
Fax No.: 1-646-465-9039

Skadden, Arps, Slate, Meagher & Flom LLP
Izumi Garden Tower 21st Floor
1-6-1 Roppongi, Minato-ku,
Tokyo 106-6021
Attn: Robert G. Wray
Fax No: 81-3-3568-2626

and

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Mitchell S. Nussbaum
Fax No: 1 (212) 407-4990

(f) This Agreement may not be assigned by the Trustee without the prior consent of the Company and Chardan.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h) The Trustee acknowledges and agrees that it is the specific intention of the parties hereto that the Underwriters are and shall be third-party beneficiaries of the provisions of this Agreement pertaining to the Deferred Discount (including Paragraph 7(c)) and the Trustee’s obligations under this Agreement with respect thereto (but solely of those provisions and solely with respect to such obligations of the Trustee) with the same right and power to enforce those provisions as either of the parties hereto.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST
COMPANY, as Trustee

By:_______________________________
Name: Steven G. Nelson
Title: President and Chairman of the Board

CHINA FUNDAMENTAL ACQUISITION
CORPORATION

By:_______________________________
Name: Chun Yi Hao
Title: Chief Executive Officer

SCHEDULE A

Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement
between China Fundamental Acquisition Corporation and
Continental Stock Transfer & Trust Company

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$1,000
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$3,000
Transaction processing fee for disbursements to Company under Sections 2(a) and 2(b)	Deduction by Trustee from disbursement made to Company under Section 2(b)	$250

EXHIBIT A

[LETTERHEAD OF COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company
17 Battery Place
8th Floor
New York, New York 10004
Attn: Steven G. Nelson, President

Re: Trust Account No. [____________] Business Combination Letter

Gentlemen:

Pursuant to the Investment Management Trust Agreement between China Fundamental Acquisition Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of _____________, 2008 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with _____________ (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [INSERT DATE]. The Company shall notify you at least 24 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”).

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that (a) the Business Combination has been consummated and (b) the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Revised Statutes have been met and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account, including, pursuant to the terms of the Underwriting Agreement, dated as of [__], 2008, between the Company and Chardan Capital Markets, LLC, as representative for the underwriters, the portion of the Property attributable to the Deferred Discount (as defined in the Trust Agreement), immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon the Trustee’s receipt of written instruction from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

CHINA FUNDAMENTAL ACQUISITION CORPORATION

By:
___________________________________
Name: Chun Yi Hao
Title: Chief Executive Officer

EXHIBIT B

[LETTERHEAD OF COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company
17 Battery Place
8th Floor
New York, New York 10004
Attn: Steven G. Nelson

Re: Trust Account No. [____________] Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between China Fundamental Acquisition Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of _______________, 2008 (“Trust Agreement”), this is to advise you that the Board of Directors of the Company has voted to dissolve and liquidate the Company. Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.

In accordance with the terms of the Trust Agreement, we hereby (a) certify to you that the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Revised Statutes have been met and (b) authorize you, to commence liquidation of the Trust Account. You will notify the Company and [           ] (“Designated Paying Agent”) in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company’s instructions. You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall be terminated.

Very truly yours,

CHINA FUNDAMENTAL ACQUISITION CORPORATION

By:
_____________________________________
Name: Chun Yi Hao
Title: Chief Executive Officer

EXHIBIT C

AUTHORIZED INDIVIDUAL(S)

COMPANY:	China Fundamental Acquisition Corporation

Chun Yi Hao
Telephone: 852-9273-4618

Hope Ni
Telephone: 852-9187-0025

TRUSTEE:	Continental Stock Transfer & Trust Company
17 Battery Place
8th Floor
New York, New York 10004
Attn: Steven Nelson
Telephone: 1 (212) 845-3270